CSFB04-AR06_PTs_2 - Price/Yield - 4A								Full Coupon 1s

Balance	[Contact Desk]	Delay	24	WAC(4)	4.495	WAM(4)	356
Coupon	4.1263	Dated	6/1/2004	NET(4)	4.1202	WALA(4)	4
Settle	6/30/2004	First Payment	7/25/2004

* PAYS GROUP NET WAC LESS [0.0000%]. EFFECTIVE NET MARGIN EQUALS APPROX. [2.149]%
RUN TO 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	18 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

101-28	4.0473	3.9507	3.8827	3.8141	3.7039	3.5135	3.3057	3.0880	2.8499	2.5968
102-00	4.0174	3.9161	3.8448	3.7727	3.6571	3.4572	3.2390	3.0103	2.7602	2.4942
102-04	3.9876	3.8815	3.8068	3.7314	3.6104	3.4010	3.1725	2.9329	2.6708	2.3918
102-08	3.9578	3.8470	3.7690	3.6903	3.5637	3.3450	3.1061	2.8556	2.5815	2.2897
102-12	3.9281	3.8126	3.7313	3.6492	3.5172	3.2891	3.0399	2.7786	2.4925	2.1879
102-16	3.8984	3.7782	3.6936	3.6081	3.4708	3.2333	2.9739	2.7017	2.4037	2.0864
102-20	3.8689	3.7440	3.6561	3.5672	3.4245	3.1777	2.9080	2.6250	2.3151	1.9851
102-24	3.8394	3.7098	3.6186	3.5264	3.3783	3.1222	2.8423	2.5485	2.2267	1.8840
102-28	3.8099	3.6757	3.5812	3.4857	3.3322	3.0668	2.7767	2.4721	2.1386	1.7832
103-00	3.7805	3.6417	3.5439	3.4451	3.2863	3.0115	2.7113	2.3960	2.0507	1.6827
103-04	3.7512	3.6077	3.5066	3.4045	3.2404	2.9564	2.6460	2.3200	1.9629	1.5824
103-08	3.7220	3.5738	3.4695	3.3641	3.1946	2.9014	2.5809	2.2443	1.8754	1.4823
103-12	3.6928	3.5400	3.4324	3.3237	3.1490	2.8465	2.5159	2.1687	1.7881	1.3825
103-16	3.6637	3.5063	3.3954	3.2834	3.1034	2.7918	2.4511	2.0932	1.7011	1.2830
103-20	3.6346	3.4726	3.3585	3.2433	3.0579	2.7372	2.3864	2.0180	1.6142	1.1837
103-24	3.6056	3.4391	3.3217	3.2032	3.0126	2.6827	2.3219	1.9430	1.5275	1.0846
103-28	3.5767	3.4056	3.2850	3.1632	2.9673	2.6283	2.2576	1.8681	1.4411	0.9858

Spread @ Center Price	133	120	110	101	85	59	30	-1	-34	-70
WAL	4.85	4.08	3.67	3.33	2.89	2.36	1.96	1.67	1.43	1.24
Payment Window	Jul04 - Feb17	Jul04 - Mar15	Jul04 - Feb14	Jul04 - Apr13	Jul04 - Feb12	Jul04 - Oct10	Jul04 - Sep09	Jul04 - Dec08	Jul04 - Apr08	Jul04 - Oct07
Principal # Months	152	129	116	106	92	76	63	54	46	40

LIBOR_6MO	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900
LIBOR_1YR	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800
CMT_1YR	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500

Note: Information is preliminary. Assumes 5.50% subordination. Subordination and Collateral Characteristics subject to change.										June 15, 2004

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations
represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.								PRELIMINARY - SUBJECT TO CHANGE